SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 18, 20001
                         -------------------------------
                Date of report (Date of earliest event reported)


                              CHINA BROADBAND CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

                  0-28345                               72-1381282
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         (Commission File Number)              (IRS Employer Identification No.)

 2080, 440-2 AVE. SW, CALGARY, ALBERTA, CANADA                        T2P 5E9
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   (Address of Principal Executive Offices)                          (Zip Code)

                                 (403) 225-2198
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              (Registrant's Telephone Number, Including Area Code)


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          (Former name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not Applicable

ITEM 5.  OTHER EVENTS.

On April 18, 2001, the Registrant was served a Statement of Claim which had been filed on March 29, 2001, in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No. 0101-07232), naming China Broadband Corp. and Matthew Heysel as defendants. The Orbiter Fund Ltd., The Viator Fund Ltd., Lancer Offshore Inc. and Lancer Partners Limited Partnership (collectively, the "Plaintiffs") allege that Mr. Heysel made certain misrepresentations to the Plaintiffs in connection with the Plaintiffs' purchase of 500,000 shares of China Broadband Corp.'s common stock at $1.00 per share and 866,667 shares of China Broadband Corp.'s common stock at $7.50 per share. The Plaintiffs are seeking, among other things, damages in the amount of $7,000,000, an accounting of profits and a preservation order preserving the funds obtained from the Plaintiffs.

The Registrant believes the claim against the defendants is without merit and the Registrant intends to vigorously defend itself against the claim and will seek an expeditious dismissal of the claim.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not Applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR.

Not Applicable

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CHINA BROADBAND CORP.
                                                 --------------------------
                                                       (Registrant)



Date   APRIL 24, 2001
     -------------------                 By:    /s/ THOMAS G. MILNE
                                                -------------------------
                                         Name:  Thomas G. Milne
                                         Title: Chief Financial Officer,
                                                Secretary and Director